Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-90702, 33-18202, 33-55986, 33-56101 and 333-95043) of Ecolab Inc. of our report dated June 20, 2002 related to the financial statements of the Ecolab Savings Plan as of December 31, 2001 and 2000 and for the year ended December 31, 2001, which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota

June 26, 2002